Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is executed as of  this      day of July, 2017, by and between Michael F. Iodice, Jr., Trustee of the M.J. Realty Trust II u/d/t dated November 14, 1980 and recorded with the Middlesex South District Registry of Deeds in Book 15893, Page 382, and filed with said Middlesex Registry District of the Land Court as Document No. 604171, as amended (“Assignor”) and Woodland Park Partners, LLC, a Delaware limited liability company (“Assignee”).

Background

Assignor has this day conveyed to the Assignee that certain real property commonly known as the Woodland Park Apartments, located at 264-290 Grove Street, Newton, Middlesex County, Massachusetts, and more particularly described in Exhibit A attached hereto (the “Premises”) and, in connection with the conveyance of the Premises, Assignor and Assignee intend that Assignor’s right, title, interests, powers, and privileges in and under all leases and security deposits affecting the Premises and other matters stated herein be assigned and transferred to Assignee.

Agreement

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Leases.  Assignor hereby transfers and assigns to Assignee all of Assignor’s right, title and interest as landlord or otherwise in the leases with the tenant covering the Premises described in Exhibit B attached hereto and made a part hereof and any guaranties of such leases (each a “Lease” and collectively, the “Leases”).  By executing this Assignment, Assignee hereby accepts and agrees to perform all of the terms, covenants and conditions of the Leases, and assumes all obligations, on the part of the landlord therein required to be performed, from and after the date hereof, but not prior thereto. Assignor also hereby transfers and assigns to Assignee all security deposits and interest accrued thereon through the date hereof, held by the Assignor relative to the Leases, as set forth in said Exhibit B attached hereto (the “Security Deposits”).  Assignor hereby reserves the right to collect and retain delinquent and unknown rentals under the Lease relating to the period prior to the date hereof.

2.                                      Contracts. Assignor hereby transfers and assigns to Assignee any and all right, title and interest which Assignor may have in the contracts listed in Exhibit C attached hereto and made a part hereof (collectively, the “Contracts”).  By executing this Assignment, Assignee hereby accepts and agrees to perform all of the terms, covenants and conditions of the Contracts, and assumes all obligations, on the part of Assignor therein required to be performed, from and after the date hereof, but not prior thereto.

3.                                      Successors and Assigns.  This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

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IN WITNESS WHEREOF, this Assignment has been duly signed and sealed by the parties as of the date set forth above.

ASSIGNOR:

By:
Michael F. Iodice, Jr., Trustee of
M.J. Realty Trust II

ASSIGNEE:

WOODLAND PARK PARTNERS, LLC,
a Delaware limited liability company

By:	NewReal, Inc., a Massachusetts corporation,
its Manager

By:
Ronald Brown, President

By:
Harold Brown, Treasurer

EXHIBIT A

Legal Description

Those certain parcels of land in Newton, Middlesex County, Massachusetts, with the buildings and improvements thereon, bounded and described as follows:

WESTERLY:	By the easterly line of Grove Street, five hundred seventy-seven and 62/100 (577.62) feet;

NORTHWESTERLY:	By the Southeasterly line forming the junction of said Grove Street and Seminary Avenue, twenty-six and 29/100 (26.29) feet;

NORTHERLY:	By the Southerly line of said Seminary Avenue, one hundred thirty-three and 89/100 (133.89) feet;

NORTHEASTERLY,
NORTHERLY AND
NORTHEASTERLY:	By Seminary Avenue, by several lines and measuring together as shown on Land Court Plan 14291C hereinafter mentioned, five hundred forty-nine and 37/100 (549.37) feet;

SOUTHEASTERLY:	By lot Cl on said plan, two hundred seventy-eight and 59/100 (278.59) feet and by land now or formerly of Woodland Golf Club four hundred eleven and 8/100 (411.08) feet; and

SOUTHWESTERLY:	By land now or formerly of the Boston & Albany Railroad, three hundred seventy-nine and 59/100 (379.59) feet.

Said parcel is shown as Lots A-1, B-1 and parcel designated “Woodland Homes, Inc. Registered Land Court Plan 14291C” on a plan entitled “Subdivision of Land Newton Mass.”, dated December 19, 1952, by A. Coletti, Surveyor, recorded with Middlesex South Registry of Deeds, Book 8013, Page 104.

The parcel hereby conveyed is subject to an easement for sewer and drain as set forth in instrument dated July 8, 1965, recorded with said Registry in Book 10870, Page 481, and registered as Document No. 421068. The unregistered portion of said parcel is subject to restrictions contained in a deed from Boston & Albany Railroad Co. to Boston Consolidated Gas Company dated June 3, 1930, recorded with said Registry in Book 5473, Page 424.

There is included in said parcel, a parcel of registered land bounded and described as follows:

WESTERLY:	by the Easterly line of Grove Street, one hundred forty-nine (149) feet;

NORTHWESTERLY:	by the southeasterly line forming the junction of said Grove Street and Seminary Avenue, twenty-six and 29/100 (26.29) feet;

NORTHERLY:	by the Southerly line of said Seminary Avenue, one hundred thirty-three and 89/100 (133.89) feet;

NORTHEASTERLY,	by Seminary Avenue, by several lines measuring together as shown on plan hereinafter mentioned, five hundred forty-nine and 37/100 (549.37) feet;
NORTHERLY and
NORTHEASTERLY:

SOUTHEASTERLY:	by lot Cl on said plan, two hundred seventy-eight and 59/100 (278.59) feet; and

SOUTHWESTERLY:	by land now or formerly of the Boston & Albany Railroad Co., five hundred seventy-six and 13/100 (576.13) feet.

All of the boundaries of said registered land are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 284, Page 353, with Certificate 42458, on which this parcel is shown as Lot A.

Excepting from the above described premises, so much of the land as was conveyed to the City Newton for the widening of Grove Street by Deed dated July 8, 1965, recorded with said Registry in Book 10970, Page 483, and filed with said Registry District as Document No. 421055, shown on the plan recorded therewith as Plan No. 871 of 1965.

Together with rights of way in the ‘Way” in Seminary Avenue and set forth in Certificate of Title No. 31936.

EXHIBIT B

Leases and Security Deposits

EXHIBIT C

Assigned Contracts

1. Agreement with The Electricians & Co, Inc. (Fire Alarm System)

2. Lease Agreement dated November 1, 1974 with Automatic Laundry Services Co., Inc. (Laundry Services)